UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 19, 2009

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 19, 2009, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) and Cazenove Group Limited (“Cazenove”) announced that they had agreed to a transaction under which their joint venture, J.P. Morgan Cazenove, will become wholly owned by JPMorgan Chase. The transaction will be structured as a purchase of all of the share capital of Cazenove. Cazenove ordinary shareholders will receive £5.35 per share, consisting of £5.10 upon closing for the sale of their shares and a dividend of 25 pence per share in December 2009. Completion of the transaction, which is subject to approval by Cazenove shareholders, is expected in early 2010.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1. Exhibit 99.1 shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 and the information contained in Exhibit 99.1 shall be deemed to be incorporated by reference into the filings of the Firm under the Securities Act of 1933.

This current report on Form 8-K (including the Exhibit hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase’s actual results to differ materially from those described in the forward-looking statements can be found in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Securities and Exchange Commission and available on JPMorgan Chase’s website (www.jpmorganchase.com ) and on the Securities and Exchange Commission’s website ( www.sec.gov ). JPMorgan Chase does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	JPMorgan Chase & Co. and Cazenove Group Limited press release, dated November 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

	By:	/s/ ANTHONY J. HORAN
Anthony J. Horan
Corporate Secretary
Dated: November 20, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	JPMorgan Chase & Co. and Cazenove Group Limited press release, dated November 19, 2009

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